UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2015

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way Houston, Texas		77070
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the annual meeting of stockholders of Noble Energy, Inc. (the “Company”) held on April 28, 2015, the Company's stockholders approved: (i) an amendment and restatement of the Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan (the “1992 Plan”) to increase the number of shares of the Company's common stock authorized for issuance under the plan from 71.6 million to 77.4 million; and (ii) the 2015 Stock Plan for Non-Employee Directors of Noble Energy, Inc. (the “2015 Plan”).
A summary of the material terms of the 1992 Plan is set forth on pages 30 through 34 of the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 27, 2015 and is incorporated herein by reference.
A summary of the material terms of the 2015 Plan is set forth on pages 35 through 38 of the Company's definitive proxy statement and is incorporated herein by reference.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
At the Company's annual meeting of stockholders, holders of an aggregate of 387,854,230 shares of the Company’s common stock at the close of business on March 4, 2015, were entitled to vote at the meeting, of which 349,606,024, or approximately 90.14% of the eligible voting shares, were represented in person or by proxy. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s annual proxy statement, are as follows:
Proposal #1 - To elect the ten nominees as members of the Board of Directors of the Company to serve until the next annual meeting of the Company’s stockholders:

Name	For	Against	Abstain	Broker Non-Vote
Jeffrey L. Berenson	332,506,057	1,034,111	262,242	15,803,614
Michael A. Cawley	330,411,149	2,235,063	1,156,198	15,803,614
Edward F. Cox	330,683,714	1,961,729	1,156,967	15,803,614
Thomas J. Edelman	332,075,794	1,474,854	251,762	15,803,614
Eric P. Grubman	333,350,953	240,353	211,104	15,803,614
Kirby L. Hedrick	331,152,774	1,482,658	1,166,978	15,803,614
David L. Stover	332,041,099	518,359	1,242,952	15,803,614
Scott D. Urban	333,396,605	185,389	220,416	15,803,614
William T. Van Kleef	333,288,954	252,335	261,121	15,803,614
Molly K. Williamson	332,613,390	929,134	259,886	15,803,614

Proposal #2 - To ratify the appointment of KPMG LLP as the Company's independent auditor for the fiscal year 2015:

For	Against	Abstain
348,445,699	860,214	300,111

Proposal #3 - To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
326,636,214	6,868,330	297,866	15,803,614

Proposal #4 - To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 500 million to 1 billion:

For	Against	Abstain
312,877,571	36,502,105	226,348

Proposal #5 - To approve an amendment and restatement of the Company's 1992 Stock Option and Restricted Stock Plan to increase the number of shares of common stock authorized for issuance under the plan from 71.6 million to 77.4 million:

For	Against	Abstain	Broker Non-Vote
323,943,186	9,662,045	197,179	15,803,614

Proposal #6 - To approve a 2015 Stock Plan for Non-Employee Directors, replacing a substantially similar plan that expired under its own terms:

For	Against	Abstain	Broker Non-Vote
325,047,346	8,546,646	208,418	15,803,614

Proposal #7 - To consider a stockholder proposal calling for the Company to amend its bylaws to allow eligible stockholders to include their own nominees for director in the Company's proxy materials, if properly presented at the meeting:

For	Against	Abstain	Broker Non-Vote
141,242,669	192,278,654	281,087	15,803,614

Proposal #8 - To consider a stockholder proposal calling for the Company to prepare a report outlining the impact climate change might have on its business plans, if properly presented at the meeting:

For	Against	Abstain	Broker Non-Vote
51,557,602	202,021,827	80,222,981	15,803,614

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date: April 29, 2015	By:	/s/ Aaron G. Carlson
Aaron G. Carlson
Associate General Counsel and Assistant Secretary